Secretary of State
State of Wyoming
The Capital
Cheyenne, WY
82002-0020

Max Maxfield, WY Secretary of State
FILED: 02/23/2010 02:30 PM
Original ID: 1995-000298252
Amendment ID: 2010-000835466

ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION
(BY SHAREHOLDERS)
OF
USA VIDEO INTERACTIVE CORP.

USA Video Interactive Corp. hereby presents these Articles of Amendment to its Articles of Incorporation, pursuant to W.S. 17-16-1006, and as its Articles of Amendment the said USA Video Interactive Corp. sets forth the following:

1. The name of the corporation is **USA Video Interactive Corp.**

2. Article 9 be amended to increase the number of authorized common share capital. The amended Article 9 to be as follows:

   The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value or shares, shares without par value and series, if any, within a class is:

Number of Shares	Class	Series	Par Value Per Share
500,000,000	Common	N/A	No par value
250,000,000	Preferred	N/A	No par value

3. A new Article 13 is added, as follows:

   At all meetings of shareholders, except where otherwise provided by statute or by bylaws, or by these articles of incorporation, the presence, in person or by proxy duly authorized, of the holders of 25% of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business.

RECEIVED
FEB 2 2 2010
SECRETARY OF STATE

4. Any provision for exchange, reclassification, or cancellation of issued shares by the amendments: None.

5. The date of the adoption of amendment: October 13, 2009.

6. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendments and the number of votes of each voting group indisputably represented at the meeting, and the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment:

Designation	Number Outstanding	Number Voting	Number Voted For	Number Voted Against
Common	178,526,371	95,387,094	93,208,482	1,750,800

7. The number of votes cast for the amendment by the voting group was sufficient for approval by that voting group.

Date: December 28, 2009

Signed: ______________________

Title: *Corporate Secretary*